EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69921) of Priority Healthcare Corporation of our report dated May 30, 2003 relating to the financial statements of the Priority Healthcare Corporation 401(k) Profit Sharing Plan (f/k/a the Profit Sharing Plan of Priority Healthcare Corporation and Affiliates), which appears in this Annual Report on Form 11-K.

/s/    TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

June 23, 2003